UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2004

INTER-TEL, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	01-10211	86-0220994
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1615 S. 52nd Street
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 449-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

     On December 8, 2004, Inter-Tel, Incorporated (the “Company”) issued a Press Release announcing that the Company entered into a Civil Settlement and entered into a Plea Agreement, subject to judicial approval, with the United States Department of Justice in connection with the e-Rate investigation that has been discussed in our prior filings with the SEC since March 2003. Although we had expected the Plea Agreement to be approved by the court yesterday, the court directed the government to provide additional information concerning the agreement. A court date has been set for January 5, 2005 to further consider the plea agreement.

     The full text of the Press Release is attached to this Current Report as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead “furnished” pursuant to that instruction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of December 8, 2004 (furnished pursuant to Item 7.01)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel, Incorporated

	By:	/s/ Kurt R. Kneip

Kurt R. Kneip
Sr. Vice President and Chief Financial Officer

Date: December 9, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of December 8, 2004 (furnished pursuant to Item 7.01)

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